Cronos to enter the Netherlands with acquisition of Europe’s largest adult-use cannabis company

Cronos to acquire CanAdelaar for up-front cash consideration of US$67.0M1 plus cash earnout of 0.5x normalized EBITDA in 2026 and 2027

Up-front consideration represents approximately 1.4x CanAdelaar LTM revenue and 2.4x LTM EBITDA2

Will give Cronos #1 market share3 in the largest adult-use cannabis market in Europe

Enables borderless product strategy, leveraging investments in genetics, R&D, and product development

TORONTO, December 9, 2025 - Cronos Group Inc. (NASDAQ: CRON) (TSX: CRON) (“Cronos” or the “Company”), an innovative global cannabinoid company, is pleased to announce that its wholly-owned subsidiary has entered into a definitive share sale and purchase agreement (the “Purchase Agreement”) to acquire all of the outstanding shares of CanAdelaar B.V. (“CanAdelaar”), the largest cannabis company3 operating within the Netherlands’ adult-use cannabis pilot program (the “Wietexperiment”). Under the Purchase Agreement, the shares of CanAdelaar will be acquired for up-front consideration of €57.5 million, or US$67.0 million,1 subject to certain customary adjustments, with additional contingent consideration payable in cash based on 0.5x of CanAdelaar’s normalized EBITDA in 2026 and 2027 (the “Transaction”).

“Our acquisition of CanAdelaar is a financially compelling and highly strategic transaction that will establish a strategic footprint in Europe and enable us to leverage our investments in borderless products,” said Mike Gorenstein, Chairman, President and CEO of Cronos. “The Netherlands has a deep cannabis heritage, and its coffee shops are known worldwide to have played a foundational role in the evolution of the legal cannabis industry. European expansion is an important area of focus for us, and we were especially intrigued that the Netherlands legislated and established a responsible and well-functioning adult-use cannabis market with the Wietexperiment. We are excited to work with the Dutch government, regulators, coffee shops, adult consumers and all stakeholders to make the Wietexperiment a continued success. CanAdelaar’s management team has rapidly and efficiently scaled the business into a clear market leader in Europe’s largest adult-use cannabis market. This makes it an ideal fit for our borderless product strategy, as we seek to build upon the strong foundation that CanAdelaar has developed.”

About the Wietexperiment
The Netherlands’ adult-use cannabis pilot program, the Wietexperiment, was enacted in 2020 to establish a closed, regulated cannabis supply chain in ten participating municipalities. The start-up phase began in the fourth quarter of 2023, with the experimental phase officially launching on April 7, 2025. The program is scheduled to run for four years from that date, with the Dutch government retaining the option to extend it by up to an additional 18 months.

1 Based on EUR/USD exchange rate of 1.165 as of December 5, 2025, source: Factset.
2 LTM: twelve months ended September 30, 2025; CanAdelaar revenue and EBITDA are provided by CanAdelaar management, unaudited and prepared under Dutch generally accepted accounting principles (“Dutch GAAP”).
3 Market share measurement based on volume sold and revenue. Market share information provided by CanAdelaar management, based on their surveying of Wietexperiment coffee shops.

Under the Wietexperiment, all 72 coffee shops (cannabis retailers) in the ten participating municipalities may no longer operate within the legacy ‘tolerated’ market and are required to source their cannabis products exclusively from one of ten licensed producers (including CanAdelaar). The framework prohibits the import and export of cannabis products, sales between licensed producers, and any supply to coffee shops outside the participating municipalities.

About CanAdelaar
Founded in 2018, CanAdelaar received its license under the Wietexperiment in the second quarter of 2023. CanAdelaar is headquartered in, and operates out of, Voorne aan Zee, Netherlands, with a 540,000 square foot facility spanning greenhouse cultivation as well as processing, production and packaging of all CanAdelaar products. With active sales to nearly all 72 coffee shops within the Wietexperiment, CanAdelaar sells flower, pre-rolls, hash and edibles branded under CanAdelaar Original Grow, or “C.O.G.”
CanAdelaar Highlights
•Current cultivation yield of approximately 20,000kg of dried flower annually.4
•The only industrial scale greenhouse cultivator in the Wietexperiment, with the other licensed producers operating indoor grow facilities.
•Leading Wietexperiment market share.5
•Sales commenced in the fourth quarter of 2023, with revenue growing to US$17.7 million in 2024 and US$47.3 million in the twelve months ended September 30, 2025.6
•EBITDA of US$8.0 million in 2024 and US$28.2 million in the twelve months ended September 30, 2025.7

Strategic Rationale
The Transaction is expected to provide numerous strategic and financial benefits that will further Cronos’ position as a leading global cannabinoid company, including:
•Enabling Borderless Product Strategy: the Transaction provides another avenue to showcase Cronos’ investments in cannabis genetics, research and product development. While over 75% of CanAdelaar’s LTM revenue was generated by sales of cannabis flower,8 a range of product categories beyond flower has been legalized under the Wietexperiment, including certain edibles, vapes, pre-rolls and hash. We look forward to leveraging the borderless product strategy that has made us a market leader in Israel and Canada to provide both proven and innovative new products to meet the needs of Dutch adult-use cannabis consumers.
•Competitive Positioning and Aligned Operations: CanAdelaar has the highest market share9 within the Wietexperiment and is the only industrial scale greenhouse cultivator of the ten licensed producers, providing an advantaged cost position and a differentiated value proposition.
•Compelling Financial Profile: the up-front consideration of US$67.0 million10 represents approximately 1.4x LTM revenue and 2.4x LTM EBITDA.11
•Upside Through Potential Expansion of the Dutch Adult-Use Cannabis Program: the Wietexperiment has fully legalized the sale of cannabis for adult-use in just ten Dutch municipalities (not including Amsterdam), covering 72 of
4 CanAdelaar management estimates.
5 Market share information provided by CanAdelaar management, based on their surveying of Wietexperiment coffee shops.
6 CanAdelaar revenue is provided by CanAdelaar management, unaudited and prepared under Dutch GAAP. USD figures based on EUR/USD exchange rate of 1.165 as of December 5, 2025, source: Factset.
7 CanAdelaar EBITDA is provided by CanAdelaar management, unaudited and prepared under Dutch GAAP. USD figures based on EUR/USD exchange rate of 1.165 as of December 5, 2025, source: Factset.
8 CanAdelaar management estimate, unaudited, for twelve months ended September 30, 2025.
9 Market share information provided by CanAdelaar management, based on their surveying of Wietexperiment coffee shops.
10 Based on EUR/USD exchange rate of 1.165 as of December 5, 2025, source: Factset.
11 LTM: twelve months ended September 30, 2025; CanAdelaar revenue and EBITDA are provided by CanAdelaar management, unaudited and prepared under Dutch GAAP.

a total of 562 coffee shops in the Netherlands,12 allowing for a potentially significant increase in the addressable market, should the Wietexperiment be eventually expanded to additional municipalities or nationwide.
•Thoughtful Regulatory Setup to Promote Responsible Adult Use: the Wietexperiment is well-designed and regulated to limit cannabis to responsible levels among adult consumers only, serving as a potential model for other countries. We are committed to the continuity of the Wietexperiment and cooperation with regulators, municipalities, and all industry stakeholders to ensure its long-term success.

Transaction Overview and Timing
Under the terms of the Purchase Agreement, the up-front consideration payable in cash on closing of the Transaction is €57.5 million, or US$67.0 million,13 subject to certain customary adjustments. In addition, contingent consideration is payable in cash equal to 0.5x CanAdelaar’s 2026 normalized EBITDA and 0.5x CanAdelaar’s 2027 normalized EBITDA.

The Transaction has been approved by the Company's Board of Directors and is expected to close in early 2026. The Transaction remains subject to customary closing conditions, including completion of regulatory clearances required in the Netherlands.

An investor presentation providing additional details on the Transaction has been posted to Cronos’ website, under “Investor Relations”.

About Cronos
Cronos is an innovative global cannabinoid company committed to building disruptive intellectual property by advancing cannabis research, technology and product development. With a passion to responsibly elevate the consumer experience, Cronos is building an iconic brand portfolio. Cronos’ diverse international brand portfolio includes Spinach®, PEACE NATURALS® and Lord Jones®. For more information about Cronos and its brands, please visit: thecronosgroup.com.

Forward-Looking Statements
This press release may contain information that may constitute “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and U.S. securities laws and court decisions (collectively, “Forward-looking Statements”). All information contained herein that is not clearly historical in nature may constitute Forward-looking Statements. In some cases, Forward-looking Statements can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “plan”, “anticipate”, “intend”, “potential”, “estimate”, “believe” or the negative of these terms, or other similar expressions intended to identify Forward-looking Statements. Some of the Forward-looking Statements contained in this press release include statements about Cronos’ plans to acquire CanAdelaar, the expected closing of the Transaction and the timing thereof, the payment of the up-front consideration and the earnout(s), Cronos’ strategy and plans for potential product launches following the closing of the Transaction, the future of the Wietexperiment (including any possible expansion thereof) and the adult-use cannabis market in the Netherlands, expected strategic and financial benefits of the Transaction for the Company and the Company’s market share in the Netherlands following the closing of the Transaction. Forward-looking Statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive risks. Financial results, performance or achievements expressed or implied by those Forward-looking Statements and the Forward-looking Statements are not guarantees of future performance. A discussion of some of the material risks applicable to the Company can be found in the Company’s Annual Report on Form 10-K for the year ended
12 Source: Scientific Research and Data Center (WODC) of the Netherlands’ Ministry of Justice and Security, as of March 31, 2025.
13 Based on EUR/USD exchange rate of 1.165 as of December 5, 2025, source: Factset.

December 31, 2024 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, each of which have been filed on SEDAR+ and EDGAR and can be accessed at www.sedarplus.ca and www.sec.gov/edgar, respectively. Any Forward-looking Statement included in this press release is made as of the date of this press release and, except as required by law, the Company disclaims any obligation to update or revise any Forward-looking Statement. Readers are cautioned not to put undue reliance on any Forward-looking Statement.

For further information, please contact:
Harrison Aaron
Investor Relations
Tel: (416) 504-0004
investor.relations@thecronosgroup.com

Emily Whalen
Communications
Tel: (416) 504-0004
media.relations@thecronosgroup.com

Dutch Media Contact
Daan Horbach
daan.horbach@bursonglobal.com